Exhibit 1.1

Warner Music Group Corp.

[●] Shares of Class A Common Stock, Par Value $0.001 Per Share

Form of Underwriting Agreement

June [●], 2020

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

    As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The stockholders named in Schedule IIA hereto (the “Definitive Sellers”) and the stockholders named in Schedule IIB hereto (the “Contingent Sellers”; the Definitive Sellers together with (i) each Contingent Seller solely to the extent such Contingent Seller timely delivers a Sale Notice (as defined in Section 2) or (ii) the Backstop Guarantor(s) (as defined herein) solely with regard to any Contingent Seller that does not timely deliver a Sale Notice or a Contingent Seller that delivers a Sale Notice specifying a number of Shares less than the number of Shares opposite its name on Schedule IIB, the “Selling Stockholders”) of Warner Music Group Corp., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [●] additional shares (the “Optional Shares”) of Class A common stock, par value $0.001 per share (“Stock”) of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1.    (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)    A registration statement on Form S–1 (File No. 333-236298) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, and the Issuer Free Writing Prospectuses, if any, filed pursuant to Section 6(a) hereof, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Act is hereinafter called a “Rule 163B Communication”; any Rule 163B Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Rule 163B Writing”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information (as defined in Section 1(b)(vi) and Section 9(c), respectively, of this Agreement);

(iii)    For the purposes of this Agreement, the “Applicable Time” is [●] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Rule 163B Writing, if any, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information;

(iv)    [Reserved];

(v)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information;

(vi)    Since the date of the most recent financial statements appearing in the Registration Statement and the Pricing Prospectus, except as described therein, (i) none of the Company or its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below); (ii) there has not been (x) any material change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the general affairs, management, business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Pricing Prospectus and the Prospectus;

(vii)    The Company and its Material Subsidiaries (as defined below) have good and marketable title to all real property and good title to all personal property described in the Pricing Prospectus and the Prospectus as being owned by it, a valid leasehold estate in the real and personal property described in the Pricing Prospectus and the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except liens under debt instruments described in the Pricing Prospectus and the Prospectus or to the extent the failure to have such title or the existence of any such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, all leases, contracts and agreements to which the Company or any of its Material Subsidiaries is a party or by which any of them is bound are valid and enforceable and are in full force and effect. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (1) the Company and the Material Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how (collectively “Intellectual Property”) necessary to conduct their respective businesses now or as proposed to be operated by them as described in the Pricing Prospectus and the Prospectus and (2) none of the Company or any of its Material Subsidiaries has received any notice (A) of conflict with, or infringement, misappropriation or other violation of (or knows of any such conflict with, or infringement, misappropriation or other violation of), any rights of others with respect to any Intellectual Property or (B) challenging the validity, enforceability, scope or ownership of any Intellectual Property of the Company or any Material Subsidiary. As used in this Agreement, “Material Subsidiary” means any of the Company’s subsidiaries having, together with its subsidiaries, (a) consolidated assets with a book value equal to at least 10% of the book value of the consolidated assets of the Company and its subsidiaries, as reported on the consolidated balance sheet of such subsidiary or the Company, as applicable, as of September 30, 2019 or (b) consolidated revenues (excluding intercompany revenues) for the 12-month period ending September 30, 2019, in an amount equal to at least 10% of the consolidated revenues of the Company and its subsidiaries, as reported in the consolidated statement of operations of such subsidiaries or the Company, as applicable, for the 12-month period ended September 30, 2019;

(viii)    The Company and each Material Subsidiary is duly incorporated or organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all requisite corporate or other power and authority to own its properties and conduct its business as now conducted and as described in the Pricing Prospectus and the Prospectus, except, with respect to Material Subsidiaries, as would not reasonably be expected to have a Material Adverse Effect; the Company and each Material Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ix)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus. All of the outstanding shares of capital stock of each of the Material Subsidiaries have been, and as of each Time of Delivery will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights, except as would not reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect; (ii) all of the outstanding shares of capital stock of the Company and each of the Material Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than as described in the Pricing Prospectus and Prospectus or those imposed by the Act and the securities or Blue Sky laws of certain jurisdictions) or voting, except as would not reasonably be expected to have a Material Adverse Effect; and (iii) except as set forth in the Pricing Prospectus and the Prospectus, there are no (x) options, warrants or other rights to purchase, (y) agreements or other obligations to issue or (z) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any its subsidiaries outstanding, except, as would not reasonably be expected to have a Material Adverse Effect;

(x)    The Company has all requisite corporate or other power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated by this Agreement, the Pricing Prospectus and the Prospectus have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company;

(xi)    The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or a Debt Repayment Triggering Event (as defined below) under or violation of any of (i) the terms or provisions of any Contract (as defined below), except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of the Company or (iii) (assuming compliance with all applicable state securities or Blue Sky laws) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries; no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, the Pricing Prospectus and the Prospectus in connection with the sale of the Shares by the Selling Stockholders except for (i) such as have been obtained or made prior to each Time of Delivery and such as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Shares by the Underwriters, (ii) such as have been obtained under the Act or the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements or (iii) where the failure to obtain such consent, approval, authorization or order, or to make such filing or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xii)    None of the Company or its subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute accurate summaries of such laws and documents in all material respects;

(xiv)    Other than as disclosed in the Pricing Prospectus and the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or a subsidiary is a party, or to which the property or assets of the Company or a subsidiary is subject, before or brought by any court, arbitrator or governmental agency or body that, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of the Shares to be sold hereunder or the consummation of the other transactions described in the Pricing Prospectus and the Prospectus;

(xv)    The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi)    At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii)    KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xviii)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”), (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals;

(xix)    Since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xx)    [Reserved;]

(xxi)    Each of the Company, its subsidiaries and any of their respective officers and directors, and to the knowledge of the Company, any agent, affiliates under the control of the Company (“controlled affiliates”), representatives and other employees of the Company or any of its subsidiaries, has not violated in any material respect, its participation in the offering will not violate, and it has instituted and maintains policies and procedures reasonably designed to promote and achieve continued compliance with each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope (collectively, “Anti-Corruption Laws”), or (b) applicable international or foreign anti-money laundering laws (collectively, “Anti-Money Laundering Laws”);

(xxii)    Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any controlled affiliate or agent of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Swiss Secretariat of Economic Affairs (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject or the target of comprehensive Sanctions (i.e., trade embargo), including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(xxiii)    The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with GAAP applied on a consistent basis, except as otherwise stated therein. The summary and selected financial data in the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the financial statements included therein, except as otherwise stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxiv)    Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (1) the Company’s and each subsidiary’s respective information technology and computer assets, equipment, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”), and the performance and operation thereof, are adequate for the operation of their respective businesses as currently conducted or as proposed to be conducted as described in the Pricing Prospectus and the Prospectus, to the Company’s knowledge, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (2) the Company and each subsidiary has implemented and maintained commercially reasonable policies, procedures, and safeguards, consistent with industry practice, to maintain and protect the operation and security of the IT Systems and any confidential data, including any and all personal or personally identifiable data (“Personal Data”), stored therein or transmitted thereby in connection with their respective businesses, and there have been no breaches of, unauthorized access to or other compromises of the same, and (3) the Company and each subsidiary has complied and is presently in compliance with all (A) applicable laws, statutes, judgements, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority in any jurisdiction, (B) internal policies and (C) contractual obligations, in each case, relating to the privacy of Personal Data;

(xxv)     Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (A) each of the Company and its subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its subsidiaries, (E) none of the Company or its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (F) no property or facility of the Company or any of its subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority;

For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom;

(xxvi)     There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect;

(xxvii)    The Company and its subsidiaries collectively carry insurance in such amounts and covering such risks as is adequate for the conduct of its business;

(xxviii)    None of the Company or any of its subsidiaries has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or has made a contribution and in which any employee of the Company or any of its subsidiaries is or has ever been a participant, which has not been satisfied in full or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to such plans, each of the Company and its subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxix)     Each of the Company and its subsidiaries has obtained, or has applied for, all licenses, permits, franchises and other governmental authorizations, consents and approvals necessary to conduct the businesses and own or lease its properties as described in the Pricing Prospectus and the Prospectus, except for those the lack of which would not reasonably be expected to have a Material Adverse Effect;

(xxx)     Each of the Company and the Material Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns or has properly requested extensions thereof, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Material Subsidiary is contesting in good faith and for which such entity has provided adequate reserves, in accordance with GAAP, there is no tax deficiency that has been asserted against the Company or any of the Material Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxxi)     The statistical and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that to the knowledge of the Company are reliable and accurate in all material respects;

(xxxii)    There are no legal or governmental proceedings involving or affecting the Company or any of its subsidiaries or any of their respective properties or assets that are required to be described in the Pricing Prospectus or the Prospectus that are not described therein, nor are there any material contracts or other documents that are required to be described in the Pricing Prospectus or the Prospectus that are not described therein; and

(xxxiii)    The Company has not sold, issued or distributed any shares of Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans pursuant to outstanding options, rights or warrants described in the Pricing Prospectus and the Prospectus.

(b)    Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)    The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the constitutional documents of such Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and where the failure to obtain such consent, approval, authorization or order or to make such filing or registration would not reasonably be expected to (1) have a Material Adverse Effect or (2) materially and adversely affect the ability of such Selling Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by the Pricing Prospectus and the Prospectus;

(iii)    Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Stockholder will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims;

(iv)    Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the Section 8-501 of the UCC;

(v)    Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or could reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares;

(vi)    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Items 7 and 11(m) of Form S-1 expressly for use therein, which information with respect to each Selling Stockholder is limited to the name of such Selling Stockholder, the number of offered shares of Stock and the address and other information with respect to such Selling Stockholder included in the “Principal and Selling Stockholders” section of the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus (the “Selling Stockholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vii)    Such Selling Stockholder, its subsidiaries and any of their respective officers and directors, and to the knowledge of such Selling Stockholder, any of their respective affiliates, agents or employees, has not violated in any material respect, its participation in the offering will not violate, and it has instituted and maintains policies and procedures reasonably designed to promote and achieve continued compliance with Anti-Corruption Laws or Anti-Money Laundering Laws; Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Money Laundering Laws or any applicable Anti-Corruption Laws; and no action suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(viii)    Neither such Selling Stockholder nor any of its subsidiaries, nor any director, officer, or employee of such Selling Stockholder or any of its subsidiaries nor, to the knowledge of such Selling Stockholder, any agent or affiliate or other person associated with or acting on behalf of such Selling Stockholder or any of its subsidiaries is currently the subject or the target of any Sanctions, nor is such Selling Stockholder or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject or the target of comprehensive Sanctions (i.e., trade embargo), including, without limitation, a Sanctioned Country. For the past 5 years, such Selling Stockholder and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(ix)    The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody Agreement signed by such Selling Stockholder and American Stock Transfer & Trust Company, LLC, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”), will not contravene any provision of applicable law, or the certificate of incorporation or bylaws (or similar organizational document) of such Selling Stockholder, or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization, order, or qualification of or with any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement, except such as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Shares, and where the failure to obtain such consent, approval, authorization or order would not reasonably be expected to (1) have a Material Adverse Effect or (2) materially and adversely affect the ability of such Selling Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by the Pricing Prospectus and the Prospectus; and

(x)    The Custody Agreement has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder.

2.    (a) Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[●], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule IIA and Schedule IIB hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(b)    The Selling Stockholders, as and to the extent indicated in Schedule IIA and Schedule IIB hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares).

Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and each Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(c)    Each Contingent Seller shall have the right, but not the obligation, to sell all or a specified number of the Shares listed opposite such Contingent Seller’s name on Schedule IIB, which right may be exercised by such Contingent Seller by delivering a written notice, substantially in the form attached hereto as Annex V (such notice, the “Sale Notice”), no later than 10:00 a.m. New York City time, on the New York Business Day following the date of this Agreement (the “Expiration Time”). If a Contingent Seller delivers a Sale Notice at or prior to the Expiration Time, it shall be deemed to be a Selling Stockholder for all purposes of this Agreement as of the date and time of this Agreement. If a Contingent Seller fails to deliver a Sale Notice by the Expiration Time, such Contingent Seller shall be released as a party to this Agreement effective as of the Expiration Time and shall have no further right, obligation or liability under this Agreement and shall not be a Selling Stockholder.

(d)    To the extent that one or more Contingent Sellers fail to deliver a Sale Notice or delivers a Sale Notice specifying a number of Shares less than the number of Shares opposite its name on Schedule IIB, AI Entertainment Holdings LLC and/or Access Industries, LLC and/or any Definitive Seller that elects to sell additional Shares (the “Backstop Guarantor(s)”) hereby agree to sell, in addition to such number of Shares set forth opposite its name on Schedule IIA, such additional number of Shares equal to the number of Shares set forth opposite the name of any Contingent Seller that fails to deliver a Sale Notice as of the Expiration Time, or such additional number of Shares equal to the difference between the number of Shares set forth opposite the name of a Contingent Seller and the number of Shares specified on such Contingent Seller’s Sale Notice, as applicable. If each Contingent Seller delivers a Sale Notice such that the Backstop Guarantor(s) are not obligated hereunder to sell any Shares, then the Backstop Guarantor(s) shall be released as a party to this Agreement effective as of the Expiration Time and shall have no further right, obligation or liability under this Agreement and shall not be a Selling Stockholder.

3.    Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders to the Representatives at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2020 or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional

Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [●] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required), file a general consent to service of process in any jurisdiction (where not otherwise required) or subject itself to taxation in any such jurisdiction where it is not now so subject;

(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)    (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to, without the prior written consent of Morgan Stanley & Co. LLC, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise. The foregoing restrictions shall not apply to (i) the Shares to be sold hereunder, (ii) issuances of Stock by the Company upon exercise, settlement or redemption of any option, deferred equity unit or profits interest of the Company or its affiliates or otherwise pursuant to employee equity compensation plans existing on the date of this Agreement disclosed in the Pricing Prospectus and the Prospectus, or (iii) any issuance or transfer of Stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement disclosed in the Pricing Prospectus and the Prospectus;

(ii) If Morgan Stanley & Co. LLC, in its sole discretion, agrees to release or waive the restrictions in lock-up letters pursuant to Section 8(n) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)    [Reserved];

(g)    [Reserved];

(h)    To use its best efforts to list for trading the Shares on the NASDAQ Global Market (the “Exchange”);

(i)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (17 CFR 202.3a); and

(k)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.    (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company, the Selling Stockholders and the Representatives is listed on Schedule III(a) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c)     The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission;

(d)    The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Rule 163B Communications, other than Rule 163B Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in

Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Rule 163B Writings, other than those distributed with the prior consent of one or more of the Representatives that are listed on Schedule III(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Rule 163B Communications; and

(e)    Each Underwriter represents and agrees that any Rule 163B Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

7.    The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid on behalf of the Selling Stockholders the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Rule 163B Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) up to $15,000 in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, which expenses, costs, and fees of counsel shall not exceed $40,000 in the aggregate; (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; if applicable, (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (c) the Company will pay or cause to be paid on behalf of the Selling Stockholders all costs and expenses incident to the performance of such Selling Stockholders’ obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the Selling Stockholders, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriters hereunder. In connection with clause (c)(ii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Company on behalf of the Selling Stockholders agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. The provision of this Section 7 shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of costs.

8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, each dated such Time of Delivery, in form and substance satisfactory to you and covering such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to you their written opinion and their negative assurance letter (forms of such opinion and such negative assurance letter are attached hereto as Annex II(a)(1) and II(a)(2), respectively), each dated such Time of Delivery, in form and substance satisfactory to you and covering such matters as you may reasonably request;

(d)    Loeb & Loeb LLP, intellectual property and music industry counsel for the Company, shall have furnished to you their written disclosure letter (a form of such disclosure letter is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you and covering such matters as you may reasonably request;

(e)    Paul M. Robinson, General Counsel of the Company, shall have furnished to you his written opinion (a form of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you and covering such matters as you may reasonably request;

(f)    Debevoise & Plimpton LLP, counsel for each of the Selling Stockholders, shall have furnished to you their written opinion with respect to each of the Selling Stockholders (a form of each such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you and covering such matters as you may reasonably request;

(g)    Richards, Layton & Finger, P.A., counsel for certain of the Selling Stockholders, shall have furnished to you their written opinion with respect to each of such Selling Stockholders (a form of each such opinion is attached as Annex II(e) hereto), dated such Time of Delivery, in form and substance satisfactory to you and covering such matters as you may reasonably request;

(h)     McDermott Will & Emery LLP, counsel for certain of the Selling Stockholders, shall have furnished to you their written opinion with respect to each of such Selling Stockholders (a form of each such opinion is attached as Annex II(f) hereto), dated such Time of Delivery, in form and substance satisfactory to you and covering such matters as you may reasonably request;

(i)    On the date hereof and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

(j)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k)    On or after the Applicable Time and prior to the Time of Delivery (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(l)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(m)    The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(n)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex IV hereto in form and substance satisfactory to you;

(o)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(p)    The Company shall have furnished to you a certificate executed by the Chief Financial Officer of the Company (i) on the date hereof and (ii) on each such Time of Delivery, solely in such person’s capacity as an officer of the Company, and not in their individual capacity, dated as of such date, in form reasonably satisfactory to you; and

(q)    The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (p) of this Section 8.

9.    (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Rule 163B Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Rule 163B Writing, in reliance upon and in conformity with the Underwriter Information.

(b)    Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Rule 163B Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, any Rule 163B Writing or any such amendment or supplement in reliance upon and in conformity with the Selling Stockholder Information relating to such Selling Stockholder; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the net proceeds after commissions but before other offering expenses received by such Selling Stockholder from the sale of the Shares under this Agreement.

(c)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow, any Rule 163B Writing or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Rule 163B Writing in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [●] paragraph under the caption “Underwriting,” and the information contained in the [●] paragraph under the caption “Underwriting.”

(d)    Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. To the extent that an indemnifying party does not assume the defense of any such action, it is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding); provided that the fees and expenses of such separate firm of attorneys and any local counsel shall be reasonably incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the net proceeds after commissions but before other offering expenses received by such Selling Stockholder from the sale of the Shares under this Agreement. Each Selling Stockholder shall not be liable for contribution under this Section 9(e) except under such circumstances as such Selling Stockholder would have been liable for indemnification under Section 9(b) above irrespective of whether such indemnification were enforceable under applicable law.

(f)    The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act or the Exchange Act.

10.    (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, each of the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Morgan Stanley & Co. LLC on behalf of you as the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: IBCM-Legal; and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule IV hereto, with a copy to Matthew E. Kaplan, Debevoise and Plimpton LLP, 919 Third Avenue, New York, New York 10022; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel, with a copy to Matthew E. Kaplan, Debevoise and Plimpton LLP, 919 Third Avenue, New York, New York 10022; and if to any stockholder that has delivered a lock-up letter described in Section 8(n) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: IBCM-Legal; and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.    The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

19.    The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.    Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us [●] counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Warner Music Group Corp.

By:
Name:
Title:

ALTEP 2012 L.P.

By:	AI Altep Holdings, Inc.
Its General Partner

By:
Name:
Title:

By:
Name:
Title:

WMG MANAGEMENT HOLDINGS, LLC

By:	AI Entertainment Management, LLC
Its Managing Member
	By:	AI Entertainment Holdings LLC
Its Managing Member
		By:	Access Industries
Management, LLC
Its Manager

By:
Name:
Title:

By:
Name:
Title:

ACCESS INDUSTRIES, LLC

By:	Access Industries Management, LLC
Its Manager

By:
Name:
Title:

By:
Name:
Title:

AI ENTERTAINMENT MANAGEMENT, LLC

By:	AI Entertainment Holdings LLC
Its Managing Member
	By:	Access Industries Management, LLC
Its Manager

By:
Name:
Title:

By:
Name:
Title:

CT/FT HOLDINGS LLC

By:	Access Industries Management, LLC
Its Manager

By:
Name:
Title:

By:
Name:
Title:

BLAVATNIK JULY 2019-13 INVESTMENT TRUST

By:	GPTC LLC
Its Trustee

By:
Name:
Title:

By:
Name:
Title:

Blavatnik Family Foundation LLC, Series A
Blavatnik Family Foundation LLC, Series B
Blavatnik Family Foundation LLC, Series C
Blavatnik Family Foundation LLC, Series D
Blavatnik Family Foundation LLC, Series E
Blavatnik Family Foundation LLC, Series F
Blavatnik Family Foundation LLC, Series G
Blavatnik Family Foundation LLC, Series H

By:	Access Industries, LLC
Its Member
	By:	Access Industries Management, LLC
Its Manager

By:
Name:
Title:

By:
Name:
Title:

AI ENTERTAINMENT HOLDINGS LLC
By:	Access Industries Management, LLC
Its Manager

By:
Name:
Title:

By:
Name:
Title:

Alexander Blavatnik

By:
Name:	Alexander Blavatnik

Accepted as of the date hereof in New York, New York:

Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Goldman Sachs & Co. LLC

By:

Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I
Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Barclays Capital Inc.
Evercore Group L.L.C.
Guggenheim Securities, LLC
Macquarie Capital (USA) Inc.
Nomura Securities International, Inc.
RBC Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
CIBC World Markets Corp.
HSBC Securities (USA) Inc.
SG Americas Securities, LLC; Société Générale
LionTree Advisors LLC
Raine Securities LLC
AmeriVet Securities, Inc.
Bancroft Capital, LLC
Blaylock Van, LLC
C.L. King & Associates, Inc.
Loop Capital Markets LLC
Roberts & Ryan Investments, Inc.
Samuel A. Ramirez & Company, Inc.
Siebert Williams Shank & Co., L.L.C
Telsey Advisory Group LLC
Tigress Financial Partners, LLC

Total

SCHEDULE IIA
	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Selling Stockholder(s):
Altep 2012 L.P.
WMG Management Holdings, LLC
AI Entertainment Management, LLC
AI Entertainment Holdings LLC

Total

SCHEDULE IIB
	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Selling Stockholder(s):
Blavatnik Family Foundation LLC, Series A
Blavatnik Family Foundation LLC, Series B
Blavatnik Family Foundation LLC, Series C
Blavatnik Family Foundation LLC, Series D
Blavatnik Family Foundation LLC, Series E
Blavatnik Family Foundation LLC, Series F
Blavatnik Family Foundation LLC, Series G
Blavatnik Family Foundation LLC, Series H
CT/FT Holdings LLC
Blavatnik July 2019-13 Investment Trust
Alexander Blavatnik
Access Industries, LLC

Total	(1)	(1)

(1)	Represents the total number of shares that may be sold by one or more of the above in the aggregate.

SCHEDULE III

(a)     Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow dated May [●], 2020

(b)     Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[●]

The number of Shares purchased by the Underwriters is [●]

The number of Optional Shares is [●]

(c)     Rule 163B Writing

None

SCHEDULE IV

Name of Stockholder	Address
AI Entertainment Holdings LLC	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Altep 2012 L.P.	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
WMG Management Holdings, LLC	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Access Industries, LLC	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
AI Entertainment Management, LLC	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
CT/FT Holdings LLC	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Blavatnik Family Foundation LLC, Series A	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Blavatnik Family Foundation LLC, Series B	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Blavatnik Family Foundation LLC, Series C	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Blavatnik Family Foundation LLC, Series D	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Blavatnik Family Foundation LLC, Series E	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Blavatnik Family Foundation LLC, Series F	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Blavatnik Family Foundation LLC, Series G	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Blavatnik Family Foundation LLC, Series H	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Blavatnik July 2019-13 Investment Trust	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Alexander Blavatnik	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
Emily Blavatnik	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno
LB 2020 Family Trust	c/o Access Industries, LLC, 40 West 57th Street, 28th Floor, New York, New York 10019, Attn: Alejandro Moreno

ANNEX I

COMFORT LETTER

ANNEX II(a)

FORM OF OPINION OF

COUNSEL FOR THE COMPANY

ANNEX II(b)

FORM OF DISCLOSURE LETTER OF

INTELLECTUAL PROPERTY COUNSEL FOR THE COMPANY

ANNEX II(c)

FORM OF OPINION OF

GENERAL COUNSEL OF THE COMPANY

ANNEX II(d)

FORM OF OPINION OF

DEBEVOISE & PLIMPTON LLP AS COUNSEL FOR THE SELLING STOCKHOLDERS

ANNEX II(e)

FORM OF OPINION OF

RICHARDS, LAYTON & FINGER, P.A. AS COUNSEL FOR CERTAIN OF THE SELLING STOCKHOLDERS

ANNEX II(f)

FORM OF OPINION OF

MCDERMOTT WILL & EMERY LLP AS COUNSEL FOR CERTAIN OF THE SELLING STOCKHOLDERS

ANNEX III

FORM OF PRESS RELEASE

Warner Music Group Corp.

[Date]

Warner Music Group Corp. announced today that Morgan Stanley & Co. LLC, a book-running manager in the recent public sale of [●] shares of the Company’s Class A common stock, are [waiving] [releasing] a lock-up restriction with respect to                  shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                 , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX IV

FORM OF LOCK-UP AGREEMENT

ANNEX V

SALE NOTICE

[●], 2020

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

    As representatives (the “Representatives”) of the several Underwriters named in Schedule I to the Underwriting Agreement,

c/o Morgan Stanley & Co. LLC

1585 Broadway,

New York, New York 10036

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Pursuant to Section 2 of the Underwriting Agreement, dated [●], 2020, by and among the Company, the Representatives and the Selling Stockholders (the “Underwriting Agreement”), the undersigned hereby exercises its right to sell [all] [SPECIFY NUMBER]1 of the Firm Shares and [all] [SPECIFY NUMBER] of the Optional Shares set forth next to its name on Schedule IIB to the Underwriting Agreement. The undersigned acknowledges and agrees that, upon delivery of this Sale Notice, it shall be deemed to be a Selling Stockholder for all purposes of the Underwriting Agreement. Capitalized terms used but not defined herein shall have the meaning given to such term in the Underwriting Agreement.

[NAME OF CONTINGENT SELLER]

By:
Name:
Title:

[1]	If a Contingent Seller would like to sell less than the full number of Shares set forth opposite its name, the number of Shares such Contingent Seller desires to sell should be specified.